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EXHIBIT 11.1 COMPUTATION OF EARNINGS PER SHARE

CALCULATION OF PROFORMA NET LOSS PER SHARE

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                                                                                                                      NINE MONTHS
                                                                     FISCAL YEAR ENDING                            ENDING SEPTEMBER
CALCULATION OF PROFORMA NET LOSS ATTRIBUTABLE                        DECEMBER 31, 1995                                  30,1996
  TO COMMON SHARES
Actual Net Loss Attributable To Common Shares                           $    (3,269,492)                             $   (2,789,613)
  Plus: Preferred B Dividend                              783,700                                           0
  Plus: Preferred C Dividend                                    0                                     798,672
  Plus: Preferred B Acretion                               43,464                                      32,598
  Plus: Preferred C Acretion                                4,944                                       8,535
                                                ------------------                          ------------------
Total Dividends & Acretion                                                      832,108                                     839,805
                                                                      ------------------                          ------------------
Proforma Net Loss Attributable to Common Shares                          $   (2,437,384)                             $   (1,949,808)
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------

CALCULATION OF SHARES REQUIRED TO RETIRE
PREFERRED AND PAY DIVIDENDS
Offering Expenses                                                        $      775,000                              $      775,000
Less: Warrant Proceeds                                                   $     (798,672)                             $     (798,672)
Redemption of Series B Preferred                                         $    6,687,100                              $    6,687,100
Payment of Series C Dividend                                                                                         $          -
                                                                      ------------------                          ------------------
Total Proforma Use of Proceeds                                           $    6,663,428                              $    6,663,428
Per Share Proceeds to Company                                            $        13.02                              $        13.02
                                                                      ------------------                          ------------------
Shares Required                                                                 511,785                                     511,785
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------

CALCULATION OF PROFORMA WEIGHTED AVERAGE SHARES
Actual Weighted Average Shares Outstanding                                    3,159,670                                   3,161,241
Post Split Series C Preferred Stock Conversion                                1,376,379                                   1,376,379
Post Split Series C Preferred Stock Warrant Exercise
  and Conversion                                                                137,638                                     137,638
Shares Required From Above                                                      511,785                                    511, 785
                                                                      ------------------                          ------------------
Shares Used in Proforma Net Loss per Share                                    5,185,472                                   5,187,043
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------

CALCULATION OF PROFORMA PRIMARY AND FULLY DILUTED
NET LOSS PER COMMON SHARE
Proforma Net Loss Attributable to Common Shares                          $   (2,437,384)                             $   (1,949,808)
Proforma Weighted Average Shares                                              5,185,472                                   5,187,043
                                                                      ------------------                          ------------------
Proforma Net Loss Per Common Share                                       $        (0.47)                              $       (0.38)
                                                                      ------------------                          ------------------
                                                                      ------------------                          ------------------
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                               3DX EPS CALCULATION


CALCULATION OF ACTUAL WEIGHTED AVERAGE SHARE OUTSTANDING

                                             ISSUE         ACTUAL       WEIGHTED
                                             DATED         SHARES        AVERAGE
  Inception                                1/27/93        768,117        768,117
  Options Issued w/in 12 months of IPO     1/27/93        171,762        171,762
  Common Stock Sales                       11/9/93      1,464,413        225,294
                                                    -------------  -------------
1993 Subtotal                             12/31/93      2,404,292      1,165,173
  Common Stock Sales                      10/24/94        755,378        140,728
                                                    -------------  -------------
1994 Subtotal                             12/31/94      3,159,670      2,545,020
  Common Stock Sales                                         -              -
                                                    -------------  -------------
1995 Subtotal                             12/31/95      3,159,670      3,159,670
  Option Exercise                          5/15/96          3,120          1,571
                                                    -------------  -------------
September 30, 1996 Subtotal                9/30/96      3,162,790      3,161,241

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
CALCULATION OF TREASURY STOCK METHOD FOR OPTIONS ISSUED WITHIN ONE YEAR
  OF INITIAL PUBLIC OFFERING
Number of Options Issued Within One Year of Initial Public Offering
  Aggregate Option Price of Options Issued Within One Year of Initial Public Offering
  Estimated Price Per Common Share in Initial Public Offering                                          198,011
Shares Assumed to be Repurchased Under Treasury Stock Method                            367,490
Shares Deemed Outstanding Since Inception Due to Issue Within One
  Year of Initial Public Offering                                                        $14.00        (26,249)
                                                                                                 --------------
                                                                                                       171,762
                                                                                                 --------------
                                                                                                 --------------
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